SUBCONTRACT FOR ADMINISTRATION and FUND accounting SERVICES

SCHEDULE A
Listing of Fund(s)

Franklin Templeton ETF Trust

Franklin Liberty U.S. Low Volatility ETF

Franklin Liberty Investment Grade Corporate ETF

Franklin Liberty International Opportunities ETF

Franklin LibertyQ Global Equity ETF

Franklin LibertyQ International Equity Hedged ETF

Franklin LibertyQ Emerging Markets ETF

Franklin LibertyQ Global Dividend ETF

              Franklin LibertyQ U.S. Equity ETF

              Franklin LibertyQ U.S. Mid Cap Equity ETF

              Franklin LibertyQ U.S. Small Cap Equity ETF

                Franklin Intermediate Municipal Opportunities ETF

                Franklin Liberty Municipal Bond ETF

                Franklin Liberty High Yield Corporate ETF

                Franklin Liberty Investment Grade Corporate ETF

                Franklin Liberty International Aggregate Bond ETF

                Franklin Liberty Senior Loan ETF

                Franklin FTSE Japan ETF

Franklin FTSE South Korea ETF

Franklin FTSE Germany ETF

Franklin FTSE Brazil ETF

Franklin FTSE China ETF

Franklin FTSE Taiwan ETF

Franklin FTSE Mexico ETF

Franklin FTSE Canada ETF

Franklin FTSE Europe Hedged ETF

Franklin FTSE Japan Hedged ETF

Franklin FTSE Hong Kong ETF

Franklin FTSE United Kingdom ETF

Franklin FTSE Australia ETF

Franklin FTSE Europe ETF

Franklin FTSE Italy ETF

Franklin FTSE France ETF

Franklin FTSE India ETF

Franklin FTSE Russia ETF

Franklin FTSE Asia ex Japan ETF

Franklin FTSE Switzerland ETF

                Franklin FTSE Latin America

Franklin FTSE Saudi Arabia

Franklin FTSE South Africa

Amended:             September 6, 2018

A-1